Exhibit 10.39

***Certain information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant customarily and actually treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit***

SECURED CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

THIS SECURED CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this “Agreement”), is made as of the 22nd day of January, 2024 by and between Cell X Technologies, Inc., a Delaware corporation (the “Company”), and Aspen Neuroscience, Inc., a Delaware corporation (the “Investor”).

RECITALS

WHEREAS, on the terms and subject to the conditions set forth herein, the Investor is willing to purchase from the Company, and the Company is willing to sell to the Investor, a secured convertible promissory note, substantially in the form attached hereto as Exhibit A (the “Note”).

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Purchase and Sale of Preferred Stock.

1.1 Sale and Issuance of the Note

Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Investor agrees to purchase and the Company agrees to sell and issue to the Investor a Note with an original principal amount equal to $5,000,000 against payment of the $5,000,000 purchase price therefor by wire transfer to a bank account designated by the Company.

1.2 Closing; Delivery. The purchase and sale of the Note shall take place remotely via the exchange of documents and signatures on the date hereof, or at such other time and place as the Company and the Investor mutually agreed upon, orally or in writing (which time and place are designated as the “Closing”).

1.3 Defined Terms Used in this Agreement. In addition to the terms defined above and below, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below. “Board of Directors” means the Company’s Board of Directors.

(b) “Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended and in effect on the date hereof.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) “Company Intellectual Property” means all Intellectual Property Rights that are owned, purported to be owned by, or in-licensed to the Company, or used by the Company in the conduct of the Company’s business as now conducted.

(f) “Company-Controlled Intellectual Property” means (i) Intellectual Property Rights owned or purported to be owned by the Company and (ii) Intellectual Property Rights exclusively in-licensed to the Company.

(g) “Company-Registered Intellectual Property” means Company-Controlled Intellectual Property registered by the Company with any governmental authority, and applications for such registration.

(h) “Intellectual Property Rights” means all intellectual property rights, whether registered or unregistered, that are recognized in any jurisdiction of the world, including such rights in patents, utility models, trademarks and tradenames, copyrights, trade secrets, and domain names (and any registrations of or applications to register any of the foregoing).

(i) “Intellectual Property Security Agreement” means the Intellectual Property Security Agreement among the Company and the Investor, dated as of the date of the Closing, in the form of Exhibit B attached to this Agreement.

(j) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation of [***].

(k) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects, or results of operations of the Company.

(l) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(m) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(n) “Security Agreement” means the Security Agreement between the Company and the Investor, dated as of the date of the Closing, in the form of Exhibit C attached to this Agreement.

(o) “Transaction Agreements” means this Agreement, the Note, the Side Letter, the Security Agreement and the Intellectual Property Security Agreement.

2. Representations and Warranties of the Company. Attached as Exhibit D to this Agreement is the Disclosure Schedule (each, a “Disclosure Schedule”). The Company hereby represents and warrants to the Investor that, except as set forth on the Disclosure Schedule, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1 Organization. Good Standing. Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.3 Authorization. All corporate action required to be taken by the Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements and to issue the Note at the Closing has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Note has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4 Valid Issuance of Note.

(a) The Note, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and hens or encumbrances created by or imposed by an Investor. Assuming the accuracy of the representations of the Investor in Section 3 of this Agreement, the Note will be issued in compliance with all applicable federal and state securities laws.

(b) Prior to the conversion of the Note, the Company shall take all corporate action necessary to authorize the issuance of the shares of capital stock of the Company to be issued upon conversion of the Note. The shares of capital stock of the Company to be issued, sold and delivered upon conversion of the Note (including any shares of Common Stock issuable upon conversion thereof) will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

(c) No “bad actor” disqualifying event described in Rule 506(d)(l)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable.

2.5 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Investor in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of such notices as may be required pursuant to Regulation D of the Securities Act and applicable state securities laws, which have been made or will be made in a timely manner.

2.6 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer or director of the Company arising out of their employment or board relationship with the Company; (ii) to the Company’s knowledge, that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officer or director , such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.

2.7 Intellectual Property.

(a) The Company owns, possesses, has developed, or has acquired on commercially reasonable terms, legal rights to all Company Intellectual Property sufficient to carry out its business as now conducted.

(b) No past or current product or service or activity of the Company has infringed or violated, or infringes or otherwise violates any Intellectual Property Rights (excluding patent rights) of a third Person and, to the Company’s knowledge, no past or current product or service or activity of the Company has infringed or violated, or infringes or otherwise violates any patent rights of a third Person.

(c) To the Company’s knowledge, by conducting the Company’s business as currently conducted or as presently proposed, the Company would not infringe or violate any of the Intellectual Property Rights of a third Person. The Company has not received any unsolicited offers to license any Intellectual Property Rights from any third Person.

(d) To the Company’s knowledge, no third party is presently infringing any Company- Controlled Intellectual Property in a way that is expected to have a Material Adverse Effect.

(e) Other than pursuant to: (i) standard end-user license or services agreements for the Company’s products and services on substantially the Company’s standard forms made available to the Investor, (ii) customary nondisclosure agreements entered into by the Company in the ordinary course of business (that do not include any terms (w) granting the right to use residuals, (x) assigning Intellectual Property Rights, (y) granting express license rights, or (z) constituting a covenant not to assert Intellectual Property Rights); (iii) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (iv) licenses to a service provider solely for the purpose of allowing such service provider to provide services to the Company, the Company has not granted to a third Person any options, licenses, covenants not to assert, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company-Controlled Intellectual Property that are material to the Company’s business as now conducted.

(f) Other than pursuant to: (i) standard license or services agreements for commercially available software products and cloud services non-exclusively licensed to Company under standard terms; (ii) backup licenses from employees and contractors granted in connection with providing services to the Company; (iii) licenses to Open Source Software, (iv) customary nondisclosure agreements entered into by the Company in the ordinary course of business that do not include any terms (w) granting the right to use residuals, (x) assigning Intellectual Property Rights, (y) granting express license rights, or (z) constituting a covenant not to assert Intellectual Property Rights); (v) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (vi) licenses to the Company solely for the purpose of enabling the Company to provide services to the licensor, the Company is not bound by or a party to any options, licenses, covenants not to assert or other grants or agreements of any kind with respect to Intellectual Property Rights of any third Person that are material to the Company’s business as now conducted.

(g) The Company has taken commercially reasonable measures to maintain and protect all confidential information and trade secrets of the Company that the Company intended to maintain as confidential or a trade secret. To the Company’s knowledge, except as would not reasonably be expected to result in a Material Adverse Effect, there has been no unlawful, accidental or unauthorized access to or use or disclosure of any confidential information and trade secrets of the Company that the Company intended to maintain as confidential or a trade secret.

(h) Each current and former employee of the Company has assigned to the Company all Intellectual Property Rights that such employee has solely or jointly conceived, reduced to practice, developed, or made during the period of employment with the Company that: (A) relate, at the time of conception, reduction to practice, development, or making of such Intellectual Property Right, to the Company’s business as then conducted or as then proposed to be conducted; (B) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information; or (C) resulted from such individual’s performance of services for the Company. Each current and former consultant of the Company who was involved in the development of any material Intellectual Property Rights for the Company or that are otherwise owned or purported to be owned by the Company has assigned to the Company all Intellectual Property Rights that such consultant has solely or jointly conceived, reduced to practice, developed, or made during the period of its consulting relationship with the Company that resulted from such consultant’s performance of services for the Company. Each such employee and consultant has executed an agreement with the Company regarding confidentiality and proprietary information, and assignment of Intellectual Property Rights developed by or for the Company, (the “Confidential Information Agreements”). No such employee or consultant has excluded Intellectual Property Rights from the assignment of Intellectual Property Rights pursuant to such Person’s Confidential Information Agreement, which excluded Intellectual Property Rights would be material to the Company in the conduct of the Company’s business as now conducted or currently proposed to be conducted. The Company is not aware that any current or former employee or consultant is in violation of any Confidential Information Agreement.

(i) Section 2.8(i) of the Disclosure Schedule lists all Company-Registered Intellectual Property, and all material domain names that are Company-Controlled Intellectual Property.

(j) The Company has not embedded, used, linked or distributed any open source, software, technologies or other materials that are licensed or distributed under any license arrangement or other distribution model qualifying for the “Open Source” definition promulgated by the Open Source Initiative at www.opensource.org/osd or any other public domain or “community” (or similar) materials (collectively “Open Source Software”) in connection with any of its products or services or proprietary materials in any manner that requires, or purports to require, (i) any material software code owned or authored by or on behalf of the Company (“Company Code”) to be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any such Company Code; (iii) the grant to any third Person of any rights or immunities under material Company-Controlled Intellectual Property; or (iv) any other material limitation, restriction or condition on the right of the Company with respect to its use or distribution of any material Company-Controlled Intellectual Property (other than attribution, warranty and liability disclaimer, and notice delivery conditions). The Company is in material compliance with all licenses for Open Source Software that it embeds, links to, uses or distributes.

(k) No government funding, facilities of a university, college, hospital, foundation, other educational institution or research center, or other funding from third Persons provided specifically for research and development was used in the development of any Company-Controlled Intellectual Property in a manner that has resulted in such entity retaining any claim of ownership or right to use any such Company-Controlled Intellectual Property. To the Company’s knowledge, no Person who was involved in, or who contributed to, the creation or development of any Company-Controlled Intellectual Property, has performed services for the government, university, college, hospital, foundation, or other educational institution or research center in a manner that would affect Company’s rights in the Company- Controlled Intellectual Property.

2.8 Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of its Certificate of Incorporation or Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (e) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (y) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.9 Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.10 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.11 Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.12 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.13 Disclosure. The Company has made available to the Investor all the information reasonably requested to the Company that the Investor have requested for deciding whether to acquire the Note. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Investor at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

3.1 Authorization. The Investor has full power and authority to enter into the Transaction Agreements. The Transaction Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms, that the Note to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Note. The Investor has not been formed for the specific purpose of acquiring the Note.

3.3 Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Note with the Company’s management and has had an opportunity to review the Company’s facilities. The Investor believes that it has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Note. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The Investor also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Agreements. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.4 Restricted Securities. The Investor understands that the Note has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Note is a “restricted security” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Note indefinitely unless it is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Note or the capital stock into which the Note may be directly or indirectly converted for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 No Public Market. The Investor understands that no public market now exists for the Note, and that the Company has made no assurances that a public market will ever exist for the Note.

3.6 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.7 No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Note.

3.8 Residence. The office of the Investor in which its principal place of business is identified in the address or addresses of the Investor set forth on signature page hereto.

3.9 Further Restrictions on Disposition. Without in any way limiting the provisions of Section 3.4 or Section 7(c) of the Side Letter, Investor agrees not to make any disposition of all or any portion of the Note unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Transaction Agreements (provided and to the extent the Transaction Agreements are then applicable), and any of the following conditions apply: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with such registration statement; or (b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably acceptable to the Company, that such disposition will not require registration under the Securities Act. Notwithstanding clauses (a) and (b), no such registration statement or opinion shall be required for a transfer by Investor to its affiliates or wholly- owned subsidiaries; provided, however, that any such transferee agrees in writing to be subject to the terms of the Transaction Agreements then applicable to Investor.

4. Covenants.

4.1 Without the prior written consent of the Investor, the Company shall not issue any debt security, create any lien or security interest (except for purchase money liens or statutory hens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business), or incur other indebtedness for borrowed money, (including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money), other than Permitted Liens (as defined in the Security Agreement).

4.2 Within thirty (30) days of the Closing, the Company shall deliver to the Investor a Subordination Agreement, in the form attached hereto as Exhibit F, that has been signed by the Company and each other holder of indebtedness for borrowed money of the Company, including the holders of convertible debt of the Company set forth on Exhibit G.

5. Conditions to the Investor’s Obligations at Closing. The obligations of the Investor to purchase Note at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct as of the Closing.

5.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4 Security Agreement. The Company and the Investor shall have executed and delivered the Security Agreement.

5.5 Intellectual Property Agreement. The Company and the Investor shall have executed and delivered the Intellectual Property Security Agreement.

5.6 Side Letter. The Company and the Investor shall have entered into a letter agreement in the form attached hereto as Exhibit E (the “Side Letter”).

5.7 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investor at the Closing a certificate certifying (i) the Certificate of Incorporation and Bylaws of the Company, and (ii) resolutions of the Board of Directors and, if applicable, stockholders of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

5.8 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor, and each Investor (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates if requested by the Investor.

5.9 Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting the Note and any securities, directly or indirectly, issuable upon conversion thereof.

6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Note to the Investor at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and correct as of the Closing.

6.2 Performance. The Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note pursuant to this Agreement shall be obtained and effective as of the Closing.

7. Miscellaneous.

7.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor or the Company.

7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Note from time to time. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

7.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address or address as subsequently modified by written notice given in accordance with this subsection. If notice is given to the Company, a copy shall also be sent to and if notice is given to the Investor, a copy shall also be given to [***].

7.7 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.8 Amendments and Waivers. This Agreement or the Note may be amended and the observance of any term of this Agreement or the Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor.

7.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.11 Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.12 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state and federal courts located in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in a state or federal court located in the State of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

7.13 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.14 Treasury Regulations Section 1,272-1(c). The Company and each Investor agree (a) that the Note is described in Treasury Regulations Section 1.1272-l(c)(2) and therefore is governed by the rules set out in Treasury Regulations Section 1.1272-l(c), and are not governed by the rules set out in Treasury Regulations Section 1.1275-4, and therefore any payment pursuant to Section 4(c) of the Note in connection with a Change of Control (the “Multiple of Investment”) will not be treated as resulting in original issue discount (“OID”) for U.S. federal and state tax purposes, (b) the Multiple of Investment payable thereunder is intended to approximate the economic return from a conversion of such debt instrument into equity under Treasury Regulations Section 1.1272-l(e) and Treasury Regulations Section 1.1275-4(a)(4), (c) to treat such Multiple of Investment as a conversion right, and properly exclude the value of such Multiple of Investment from the calculation of OID or contingent interest under the Note, and (d) to adhere to this Section 7.14 for federal income tax purposes and not to take any action or file any tax return, report or declaration inconsistent herewith, unless and until there is a “determination” to the contrary within the meaning of Section 1313(a) of the Code (or similar provision of any state, local or foreign law).

Signature pages to follow.

IN WITNESS WHEREOF, the parties have executed this Secured Convertible Promissory Note Purchase Agreement as of the date first written above.

COMPANY

CELL X TECHNOLOGIES, INC.

By:	/s/ [***]
Name:	[***]
Title:	[***]

Address:	[***]
Attention:	[***]
Email:	[***]

[Signature Page to the Secured Convertible Promissory Note Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Secured Convertible Promissory Note Purchase Agreement as of the date first written above.

INVESTOR

ASPEN NEUROSCIENCE, INC.

By:	/s/ Damien McDevitt
Name:	Damien McDevitt
Title:	President and Chief Executive Officer
Address:	10835 Road to the Cure, Ste. 100
San Diego, CA, 92121
Attention:	Damien McDevitt, President & CEO
Email:	[***]

[Signature Page to the Secured Convertible Promissory Note Purchase Agreement]

EXHIBIT A

Secured Convertible Promissory Note

[Signature Page to the Secured Convertible Promissory Note]

EXHIBIT B

Intellectual Property Security Agreement

EXHIBIT C

Security Agreement

EXHIBIT D

Disclosure Schedule

Section 2.7(k)

Intellectual Property

The Company has exclusively licensed certain patent rights and patent application rights from the [***], which retains certain non-commercial use rights in connection therewith.

EXHIBIT E

Side Letter

EXHIBIT F

Subordination Agreement

EXHIBIT G

Convertible Debt Holders